Exhibit 21.1

Name	State of Formation or Organization
Bennington Pond Managing Member, LLC	Delaware
Berkshire II Cumberland, LLC	Indiana
Berkshire Square, LLC	Indiana
Berkshire Square Managing Member, LLC	Delaware
Independence Realty Operating Partnership, LP	Delaware
Iron Rock Ranch Apartments Owner, LLC	Delaware
IRT Arbors Apartments Owner, LLC	Delaware
IRT Belle Creek Apartments Colorado, LLC	Delaware
IRT Carrington Apartments Owner, LLC	Delaware
IRT Centrepoint Arizona, LLC	Delaware
IRT Copper Mill Apartments Texas, LLC	Delaware
IRT Crestmont Apartments Georgia, LLC	Delaware
IRT Crossings Owner, LLC	Delaware
IRT Cumberland Glen Apartments Georgia, LLC	Delaware
IRT Eagle Ridge Apartments Member, LLC	Delaware
IRT Eagle Ridge Apartments Owner, LLC	Delaware
IRT Heritage Trace Apartments Virginia, LLC	Delaware
IRT Lenoxplace Apartments Owner, LLC	Delaware
IRT Limited Partner, LLC	Delaware
IRT OKC Portfolio Member, LLC	Delaware
IRT OKC Portfolio Owner, LLC	Delaware
IRT Runaway Bay Apartments, LLC	Delaware
IRT Stonebridge Crossing, LLC	Delaware
IRT Tresa At Arrowhead Arizona, LLC	Delaware
IRT UPREIT Lender, LP	Delaware
IRT UPREIT Lender Limited Partner, LLC	Delaware
IRT Walnut Hill Apartments Owner, LLC	Delaware
King’s Landing LLC	Delaware
Stonebridge at the Ranch Apartments Owner, LLC	Delaware